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   As filed with the Commission on August 13, 1998     Registration No. 333-



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    ---------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                                    ---------


                                EKCO GROUP, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Delaware                                       11-2167167
------------------------------                        -------------------
(State or other jurisdiction of                         (IRS Employer
incorporation or organization)                        Identification No.)


           98 Spit Brook Road, Suite 102, Nashua, New Hampshire 03062
           -----------------------------------------------------------
          (Address of principal executive offices, including zip code)


                               1987 STOCK OPTION PLAN
              -----------------------------------------------------
                            (Full title of the plan)

                             John Jay Althoff, Esq.
                  Vice President, General Counsel and Secretary
                                EKCO Group, Inc.
                          98 Spit Brook Road, Suite 102
                              Nashua, New Hampshire 03062
                                 (603) 888-1212
           ---------------------------------------------------------
           (Name, address and telephone number of agent for service)


                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
Title of           Amount       Proposed maximum   Proposed       Amount
securities         to be        offering           maximum        of
to be              registered   price per          aggregate      registration
registered                      share (a)          offering       fee
                                                   price (a)
--------------------------------------------------------------------------------
Common Stock        267,700       $7.84375        $2,099,772       $  619.43
par value, $.01      94,000       $8.25000        $  775,500       $  228.77
                    638,300       $7.87500        $5,026,613       $1,482.85
                  ---------                                        ---------
                  1,000,000                                        $2,331.05
--------------------------------------------------------------------------------

     (a) This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(h) under the Securities Act of 1933, as amended, as follows: (i) in the case of shares of common stock, $.01 par value per share ("Common Stock"), which may be purchased upon exercise of outstanding options, the fee is calculated on the basis of the price at which the options may be exercised; and (ii) in the case of shares of Common Stock for which options have not yet been granted and the option price of which is therefore unknown, the fee is calculated on the basis of the average of the high and low sale prices of the Common stock on the New York Stock Exchange as of a date (August 10, 1998) within 5 business days prior to filing this Registration Statement.


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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     EKCO Group, Inc. (the "Registrant" or the "Company") hereby incorporates the following documents, all of which have previously been filed with the Securities and Exchange Commission, herein by reference:

     a) The Company's Annual Report on Form 10-K for the fiscal year ended December 28, 1997.

     b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 29, 1998.

     c) The Company's Quarterly Report on Form 10-Q for the quarter ended June 28, 1998.

     d) The Company's Current Report on Form 8-K as of January 16, 1998, and Amendment No. 1 thereto on Form 8-K/A dated March 18, 1998.

     e) The description of the Company's Common Stock contained in the Company's registration statements on Form 8-A filed under Section 12 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") and all amendments or reports filed for the purpose of updating such descriptions.

     All other documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not required.

Item 5.  Interests of Named Experts and Counsel.

         Not required.

Item 6.  Indemnification of Directors and Officers.

     The Company is a Delaware corporation. Section 145 of the Delaware General Corporation Law sets forth provisions that define the extent to which a corporation organized under the laws of Delaware may indemnify directors, officers, employees or agents. Section 145 provides as follows:

          (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any


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     threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

          (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          (c) To the extent that a present or former director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

          (d) Any indemnification under subsections (a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the


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     applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made with respect to a person who is a director or officer at the time of such determination (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (3) there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

          (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this Section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

          (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

          (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this Section.

          (h) For purposes of this Section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.


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          (i) For purposes of this Section, references to "other enterprises"
     shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Section.

          (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     The Company's Certificate of Incorporation provides that, from and after February 12, 1987, a director will not be liable for monetary damages for breaches of his fiduciary duty of care except for liability when the director
(a) breaches his duty of loyalty to the Company or its stockholders, (b) acts or fails to act otherwise than in good faith, engages in intentional misconduct or knowingly violates the law, (c) authorizes payment of a dividend or a stock repurchase which is illegal under Delaware law, or (d) enters into a transaction from which he obtains an improper personal benefit.

     The Bylaws of the Company authorize the Company to indemnify to the fullest extent permitted by law its present and former directors (and their heirs, executors and administrators) with respect to expenses (including attorneys'
fees), judgments, fines and settlement payments incurred because of any claim made after July 30, 1986 in any threatened, pending or completed action against them while serving in their capacities as directors or officers of the Company or with another company at the Company's request. The Bylaws state that any agreement for indemnification of any director or officer may provide indemnification rights which are broader or otherwise different from those set forth in the Bylaws. The Bylaws provide that the indemnity provisions are intended to grant an enforceable right to indemnification in accordance with their terms. The Bylaws, therefore, require indemnification under certain circumstances where Delaware law permits but does not require such indemnification and may require or permit indemnification in a specific case without compliance with the terms of one or more of the provisions of Delaware law.

     The Company has indemnity agreements with each person who has served as an officer or director since April 1, 1987. The indemnity agreements provide that the Company, in accordance with the terms and conditions thereof, will pay on behalf of the indemnitee (and his executors, administrators or assigns) any amount which he is or becomes legally obligated to pay because of any claim made against him after July 30, 1986 because of any past, present or future act, omission or breach of duty, including any actual or alleged error or misstatement or misleading statement committed or suffered while the indemnitee was, is or may in the future be acting in his capacity as, or solely because of his being, a director or officer of the Company and/or a subsidiary


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of the Company. The Company will not be liable under the indemnity agreements to make any payment in connection with any claim made against the indemnitee under certain circumstances, including a claim based upon the indemnitee's gaining in fact any personal profit or advantage to which he was not legally entitled. The Company must consent to the incurrence of the costs, charges and expenses covered by the indemnity agreements.

     The Delaware General Corporation Law, the Company's Certificate of Incorporation, the Bylaws and the Indemnity Agreements authorize the Company's Board of Directors to grant indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities arising under the Securities Act. The Company also has a policy insuring the Company directors and officers of the Company against certain liabilities, including liabilities under the Securities Act of 1933.

     Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

        Not Required.

Item 8. Exhibits.

     The following exhibits are filed as a part of this Registration Statement. Where such filing is made by incorporation by reference to a previously filed statement or report, such statement or report is identified in parentheses.

  Exhibit
     No.            Description
  -------           -----------

   3.1(a) Restated Certificate of Incorporation dated February 17, 1987, as amended (incorporated herein by reference to Exhibit 3.1(i)(a) to Form 10-K for the year ended December 31, 1995).

   3.1(b) Form of Certificate of Designations of Series A Junior Participating Preferred Stock (incorporated herein by reference to Exhibit 3.1(i)(b) to Form 10-K for the year ended December 28, 1997).

   3.1(c) Certificate of Designations of Series B ESOP Convertible Preferred Stock (incorporated herein by reference to Exhibit 3.1(c) to Form 10-K for the year ended January 1, 1995).

   3.2 By-laws as currently in effect (incorporated herein by reference to Form 10-K for the year ended December 29,
                    1996).

   4.1 Amended and Restated Rights Agreement dated as of March 21, 1997 with American Stock Transfer & Trust Company, including Form of Rights Certificate (incorporated herein by reference to Exhibit 4.1 to Form 8-K as of March 21, 1997).


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   4.2              Amended and Restated Credit Agreement dated as of April 11,
                    1995 and amended and restated as of July 8, 1997, as amended, with Fleet National Bank (incorporated herein by reference to Exhibit 10.22 to Form 10-Q for the quarterly period ended June 29, 1997 and Exhibit 10.18(b) to Form 10-K for the year ended December 28, 1997).

   4.3 EKCO Group, Inc. Dividend Reinvestment and Stock Purchase Plan (incorporated herein by reference to Exhibit 4.3 to Form 10-K for the year ended December 31, 1995)

   5                Opinion of John J. Althoff.

   23.1             Consent of John J. Althoff. (Reference is made to
                    Exhibit 5.)

   23.2             Consent of KPMG Peat Marwick LLP.

   24.1 Powers of Attorney (contained on the Signature Page of this Registration Statement).

   99 1987 Stock Option Plan, as amended (incorporated herein by reference to Exhibit 10.2(a) to Form 10-K for the year ended December 28, 1997).

Item 9. Undertakings.

(a)    The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;


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          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashua, the State of New Hampshire, on this 13th of August, 1998.

                                         EKCO GROUP, INC.


                                         By /s/ MALCOLM L. SHERMAN
                                            -----------------------------
                                            Malcolm L. Sherman, Chairman
                                            of the Board and Chief Executive
                                            Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and as of the 13th day of August, 1998. Each person whose signature appears below hereby authorizes each of Malcolm L. Sherman and John Jay Althoff and appoints each of them singly his attorney-in-fact, each with full power of substitution, to execute in his name, place and stead, in any and all capacities, any post-effective amendment to this Registration Statement and file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, making such further changes in this Registration Statement as the Company deems appropriate.

              Signature                                  Title
              ---------                                  -----

/s/ MALCOLM L. SHERMAN                        Chairman of the Board, and
---------------------------                   Chief Executive Officer
Malcolm L. Sherman                            (Principal Executive Officer)

/s/ DONATO A. DENOVELLIS                      Executive Vice President, Finance
---------------------------                   and Administration, and Chief
Donato A. DeNovellis                          Financial Officer
                                              (Principal Financial Officer)

/s/ BRIAN R. MCQUESTEN                        Vice President and Controller
---------------------------                   (Principal Accounting Officer)
Brian R. McQuesten

/s/ GEORGE W. CARMANY, III                    Director
---------------------------
George W. Carmany, III

/s/ MICHAEL G. FRIEZE                         Director
---------------------------
Michael G. Frieze

/s/ AVRAM J. GOLDBERG                         Director
---------------------------
Avram J. Goldberg

/s/ KENNETH J. NOVACK                         Director
---------------------------
Kenneth J. Novack


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/s/ STUART B. ROSS                            Director
---------------------------
Stuart B. Ross

/s/ BILL W. SORENSON                          Director
---------------------------
Bill W. Sorenson

/s/ HERBERT M. STEIN                          Director
---------------------------
Herbert M. Stein


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